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                                                                    EXHIBIT 1(m)



                             WELLS FARGO & COMPANY

                            UNDERWRITING AGREEMENT
                      STANDARD PROVISIONS (COMMON STOCK)



August 1998
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          From time to time, Wells Fargo & Company, a Delaware corporation, may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                                      I.

          The Company proposes to issue from time to time common stock (the "Securities") to be issued pursuant to the provisions of the Registration Statement on Form S-3 filed August 20, 1996, Registration No. 333-10469. The Securities may be issued in amounts, at prices and other terms to be determined in light of market conditions at the time of sale. The specific number of shares, issuance price and any other specific terms of the common stock shall be set forth in a prospectus supplement.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the Securities and will file with or mail for filing to, the Commission a prospectus supplement specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933. The term Registration Statement means the registration statement as amended to the date of the Underwriting Agreement.
The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the prospectus supplement specifically relating to the Offered Securities (the "Prospectus Supplement"), as filed with, or mailed for filing to, the Commission pursuant to Rule 424. The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the material, if any, incorporated by reference therein.

                                      II.

          The terms of the public offering of the Securities are set forth in the Prospectus.

                                     III.

          Payment for the Securities shall be made by wire transfer, credit advice or certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the time and place set forth in the Underwriting Agreement, upon delivery to the managing underwriter, as defined in the Underwriting Agreement (the
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"Manager") for the respective accounts of the several Underwriters of the
Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery of the Securities are herein referred to as the Closing Date.



                                      IV.

          The several obligations of the Underwriters hereunder are subject to the following conditions:

(a) (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened, (ii) there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, from that set forth in the Registration Statement or Prospectus as amended or supplemented to the Closing Date, (iii) there shall not have occurred since the date of the applicable Underwriting Agreement any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which makes it, in the judgment of the Manager, impracticable to market the Firm Offered Securities or to enforce contracts for the sale of the Firm Offered Securities and (iv) the Manager shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Company with respect to clauses (i) and (ii) of this Article IV(a).

(b)The Manager shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A hereto.

(c)The Manager shall have received on the Closing Date an opinion of the Chief Counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit B hereto.

(d)The Manager shall have received on the Closing Date an opinion of Sullivan & Cromwell, counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit C hereto.

(e)The Manager shall have received on the Closing Date, a letter dated the Closing Date in form and substance satisfactory to the Manager, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and

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certain financial information contained in or incorporated by reference into the
Registration Statement and the Prospectus.

                                      V.

          In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

(f)To furnish the Manager, without charge, two conformed copies of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and to each other Underwriter one conformed copy of the Registration Statement without exhibits but including any materials incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, which are deemed to be incorporated by reference into the Prospectus.

(g)Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish the Manager a copy of each such proposed amendment or supplement.

(h)If, during such period after the first day of the public offering of the Offered Securities, as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager shall furnish to the Company) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealer upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(i)To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification

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and in connection with the determination of the eligibility of the Offered
Securities for investment under the laws of such jurisdictions as the Manager may designate.

(j)To make generally available to the Company's security holders as soon as practicable an earnings statement covering a twelve-month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of
Section 11(a) of the Securities Act of 1933.

(k)During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract or sell or otherwise dispose of any common stock of the Company substantially similar to the Offered Securities, without the prior written consent of the Manager.


                                      VI.

          The Company represents and warrants to each Underwriter that (i) each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with such Act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act of 1933 relating to the Securities, when such part became effective, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act of 1933 complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder and (v) the Registration Statement and the Prospectus at the date of the Prospectus Supplement do not contain and, as further amended or supplemented, if applicable, as of their respective dates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading, except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

          The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either
Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities (including the fees and expenses

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of counsel in connection with any governmental or regulatory investigation or proceeding) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (if used within the period set forth in paragraph (c) of Article V hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein; provided, however, that the foregoing indemnity with respect to preliminary prospectuses shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities if such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus is eliminated or remedied in the Prospectus and a copy of the Prospectus has not been furnished to such person at or prior to the written confirmation of the sale of such Offered Securities to such person.

          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel, related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall

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be designated in writing by the Manager in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          If the indemnification provided for in this Article VI is unavailable to an indemnified party under the second or third paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amounts paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VI, no Underwriter shall be required to contribute any amount in excess of the

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amount by which the total price at which the Offered Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Article VI are several, in proportion to the respective principal amounts of Offered Securities purchased by each of such Underwriters, and not joint.

          The indemnity and contribution agreements contained in this Article VI and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

                                     VII.

          This Agreement shall be subject to termination by the Manager, by notice given to the Company, if, beginning on the date of the applicable Underwriting Agreement and ending on the Closing Date or, in the case of clause
(i) below, since the respective dates as of which information is given in the Registration Statement, as amended to the date of the applicable Underwriting Agreement, (i) there has been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which makes it, in the judgment of the Manager, impracticable to market the Firm Offered Securities or enforce contracts for the sale of the Firm Offered Securities, (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or (iv) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York state authorities.


                                     VIII.

          If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it or they have agreed to purchase under the applicable Underwriting Agreement on such date, and the aggregate number of Offered

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Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase is not more than one-tenth of the aggregate number of Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Offered Securities set forth opposite their respective names in the applicable Underwriting Agreement bears to the aggregate number of Offered Securities set forth opposite the name of all such non-defaulting Underwriters, or in such proportions as we may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided
                                                                    --------
that in no event shall the number of Offered Securities that any Underwriter has agreed to purchase pursuant to the applicable Underwriting Agreement on such date be increased pursuant to this Article VIII by an amount in excess of one-ninth of such number of Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities which it or they have agreed to purchase on such date and the aggregate number of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Offered Securities to be purchased on such date and arrangements satisfactory to us and you for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or we shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.


                                      IX.

          If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement except pursuant to Article VIII hereof, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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                                                                       Exhibit A

                    Opinion of Gibson, Dunn & Crutcher LLC,
                            Counsel to the Company

          The opinion of Gibson, Dunn & Crutcher LLC, counsel to the Company, to be delivered pursuant to Article IV, paragraph (b) of the document dated August 1998 entitled Wells Fargo & Company Underwriting Agreement Standard Provisions (Common Stock) shall be to the effect that:

          (i) The Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company.

          (ii) The Offered Securities have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered to and paid for by the Underwriters, will be duly and validly issued and fully paid and nonassessable and the issuance of the Offered Securities is not subject to any preemptive or similar rights.

          (iii) The Registration Statement is effective under the Securities Act of 1993, as amended, and to the best of such counsel's knowledge, no proceedings for a stop order are pending or threatened under Section 8(d) of said Act.

          (iv) No authorization, consent, approval of or filing with any governmental or regulatory body is required to be obtained by the Company in connection with the execution, delivery and performance of the Agreement or the issuance and sale of the Offered Securities, other than the filing with and order of the Securities and Exchange Commission in connection with the registration of the Offered Securities under the Securities Act of 1933, as amended, and except that the offer and sale of the Offered Securities in certain jurisdictions may be subject to the Blue Sky or securities laws of such jurisdictions.

          (v) The execution, delivery and performance of the Agreement by the Company and the issuance and sale of the Offered Securities will not contravene any provision of applicable law or regulation of the State of California or the United States, the General Corporate Law of the State of Delaware or the Restated Certificate of Incorporation, as amended, or By-Laws of the Company or the articles of association or By-Laws of the Bank (as defined in Exhibit B).

                                      A-1
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          (vi)  The statements in the Prospectus Supplement under the captions
     "Description of Common Stock" and "Underwriting" and in the Prospectus under the captions "Description of Capital Stock -- General" "Description of Capital Stock -- Common Stock" and "Plan of Distribution," insofar as such statements constitute summaries of the documents referred to therein, fairly present the information called for with respect to such documents.

          (vii) Such counsel (1) believes that each document, if any, filed pursuant to the Securities Exchange Act of 1934 (except as to financial statements or other financial information included therein, as to which such counsel need not express any belief) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with such Act and the applicable rules and regulations thereunder, (2) has no reason to believe that (except as to financial statements or other financial information included therein, as to which such counsel need not express any belief) any part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the securities Act of 1933 relating to the Securities, when such part became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) believes that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except as to financial statements or other financial information included therein, as to which such counsel need not express any belief), comply as to form in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder and (4) has no reason to believe that (except as to financial statements or other financial information included therein, as to which such counsel need not express any belief) the Registration Statement and the Prospectus on the date of the Prospectus Supplement did, and the Prospectus, as amended or supplemented, if applicable, on the Closing Date does, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          With respect to the matters set forth in (vii) above, Gibson, Dunn & Crutcher LLP may state that their belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments and supplements thereto and review and discussion of the contents thereof, but is without independent check or verification, except as specified.

                                      A-2
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                                                                       Exhibit B



                  Opinion of the Chief Counsel to the Company

     The opinion of the Chief Counsel to the Company, to be delivered pursuant to Article IV, paragraph (c) of the document dated August 1998 entitled Wells Fargo & Company Underwriting Agreement Standard Provisions (Common Stock) shall be to the effect that:

          (i) The Company has been duly incorporated, is validly existing in good standing under the laws of the State of Delaware, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has all requisite corporate power and authority under its articles of incorporation and the laws of the United States and the State of Delaware to own, lease and operate its properties and conduct its business as described in the Prospectus.

          (ii) Wells Fargo Bank, National Association ("Bank"), is validly existing as a national banking association in good standing under the laws of the United States, the Bank has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; all of the issued and outstanding capital stock of the Bank has been duly and validly issued and is fully paid and nonassessable (subject, however, to the provisions of Section 55, Title 12, United States Code); and all of the capital stock of the Bank is owned by the Company, directly or indirectly, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

          (iii) To the best knowledge and information of such counsel, there are no contracts, indentures, mortgages, loan agreements, leases or other documents of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement other than those specifically described or referred to therein or filed as exhibits thereto or to materials incorporated by reference therein, and the description thereof or reference thereto was correct at the date that the document incorporated by reference in the Registration Statement or Prospectus which contains such description or reference was filed with the Commission or, if not so incorporated by reference, is correct, provided, however, that such counsel need not express any opinion regarding such documents to the extent that they are required to be described or referred to in the financial statements or other financial information but not otherwise in the Registration Statement or Prospectus.

          (iv) The execution, delivery and performance of the Agreement by the Company and the issuance and sale of the Offered Securities will not contravene any provision of applicable law or regulation of the State of California or the United States or the articles of incorporation or by-laws of the Company or the Bank or, to the knowledge of such counsel, any provision of any agreement or other instrument binding upon the Company or the Bank.

          (v) The statements as to matters of law or legal conclusions contained under the caption "Supervision and Regulation" in the Company's latest annual report on form 10-K which is incorporated by reference in the Prospectus were correct as of the date such report was filed with the Commission, and such statements fairly present the matters referred to in such report.

                                                                       Exhibit C

                    Opinion of Sullivan & Cromwell, Counsel
                              for the Underwriters

     The opinion of Sullivan & Cromwell, counsel for the Underwriters, to be delivered pursuant to Article IV, paragraph (e) of the document dated August 1998 and entitled Wells Fargo & Company Underwriting Agreement Standard Provisions (Common Stock) shall be to the effect that:

          (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

          (ii) The Offered Securities have been duly authorized and validly issued and are fully paid and nonassessable.

          (iii) The Agreement has been duly authorized, executed and delivered by the Company.

          (iv) Such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, any Post-Effective Amendment thereto, the Basic Prospectus or the Prospectus Supplement except for those made under the captions "Description of Common Stock" and "Underwriting" in the Prospectus Supplement and under the captions "Description of Capital Stock -- General, " "Description of Capital Stock -- Common Stock" and "Plan of Distribution," in the Basic Prospectus insofar as they relate to provisions of documents therein described.

          (v) Such counsel (1) believes that each part of the Registration Statement, when such part became effective, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement (in each case, except as to financial statements or other financial information included therein, as to which such counsel need not express any belief), appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Offered Securities, to the requirements of the Securities Act of 1933 and the applicable rules and regulations thereunder and (2) has no reason to believe that each part of the Registration Statement (except as to financial statements or other financial information included therein, as to which such counsel need not express any belief), when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary

                                      C-1
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     to make the statements therein not misleading or that the Basic Prospectus, as supplemented by the Prospectus Supplement (except as to financial statements or other financial information included therein, as to which such counsel need not express any belief), as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          With respect to the matters set forth in (v) above, Sullivan & Cromwell may state that their belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference therein) and review and discussion of the contents thereof (including documents incorporated by reference therein), but is without independent check or verification, except as specified.

                                      C-2